Exhibit 10.67

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE
DISPOSED OF UNLESS REGISTERED UNDER THAT ACT
OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NEPHROS, INC.

Senior Secured Note
Due August 4, 2013

$1,300,000	No. R-2013-A-1	February 4, 2013

Nephros, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of LAMBDA INVESTORS LLC (the “Lender”) or its registered assigns, the principal sum of ONE MILLION THREE HUNDRED THOUSAND DOLLARS And No Cents ($1,300,000) on or before August 4, 2013, and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 12% per annum (but in no event in excess of the maximum non-usurious rate of interest permitted under applicable law), payable at the time the principal amount hereof shall have become due and payable, whether at maturity or by acceleration or otherwise, and thereafter at the rate of 16% per annum on any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest until paid (but in no event in excess of the maximum non-usurious rate of interest permitted under applicable law).

All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

If any payment on this Note is due on a day which is not a Business Day, it shall be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday or day on which banks are authorized or required to be closed in New York.

1.            Definitions. As used herein, the term “Note” shall mean this Senior Secured Note Due August 4, 2013 and any Senior Secured Note or Notes subsequently issued upon exchange or transfer hereof, and shall include all amendments, supplements and other modifications thereto. The term “Security Documents” shall mean (a) the Security Agreement by and between the Company and the Lender that was executed and delivered on the date of the original issuance of this Note, including all amendments, supplements and other modifications thereto, (b) the Intellectual Property Security Agreement by and between the Company and the Lender that was executed and delivered on the date of the original issuance of this Note, including all amendments, supplements and other modifications thereto, and (c) all other documents, agreements and instruments now or hereafter executed and delivered by the Company or any other person or entity (each, a “Person”) as security for the payment or performance of the Note, including all amendments, supplements and other modifications thereto.

West 200100878-7

2.            Transfer, Etc. of Note. The holder of this Note may transfer this Note or sell participations herein without the consent of the Company. The holder shall provide the Company with written notice of any transfer of this Note, which notice shall include the name and address of the transferee, and such other identification and other verification as the Company may reasonably request, whereupon the Company shall register the transferee as the owner and holder of this Note for all purposes.

3.            Loss, Theft, Destruction or Mutilation of Note. In the case of any loss, theft or destruction of this Note, upon receipt of an affidavit of loss from the holder thereof, or, in the case of mutilation of this Note, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of this Note, a substitute Note of like tenor and unpaid principal amount and dated as of the date hereof.

4.            Persons Deemed Owners; Holders. The Company may deem and treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue. The terms “Noteholder” or “holder,” as used herein, shall be deemed to mean the person in whose name the Note is registered as aforesaid at such time.

5.            Prepayments.

(a)          Optional Prepayment. Upon notice given as provided in Section 5(c), the Company may, at its option, prepay this Note, without premium or penalty, as a whole at any time or in part from time to time in principal amounts which shall be integral multiples of $1,000, together with any accrued and unpaid interest thereon through the date of such prepayment.

(b)          Mandatory Prepayments.

(i)           If on any date the Company or any subsidiary shall receive any Cash Proceeds (X) from the Rights Offering (as defined in Section 7(n), below), (Y) from any other issuance of debt or equity securities of the Company or any subsidiary (other than cashless exercises of warrants or options), or (Z) from any issuance or incurrence of any other Indebtedness (excluding any Indebtedness incurred in accordance with Section 7(j)), an amount equal to 100% of the Cash Proceeds therefrom shall be applied on the date of such receipt, issuance or incurrence toward the prepayment of this Note and any other amounts payable under the Loan Documents (as defined below) until all such amounts have been paid in full. The provisions of this paragraph do not constitute a consent to the incurrence of any Indebtedness not permitted by Section 7(j).

(ii)         If on any date the Company or any of its subsidiaries shall receive Cash Proceeds from any Disposition of assets outside of the ordinary course of business, then on the date of receipt by the Company or such subsidiary of such Cash Proceeds, an amount equal to the amount of such Cash Proceeds shall be applied on the date of such receipt towards the prepayment of this Note and any other amounts payable under the Loan Documents until all such amounts have been paid in full. The provisions of this paragraph do not constitute a consent to the consummation of any Disposition not permitted by Section 7(i).

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(iii)        In connection with any mandatory prepayment pursuant to this Section 5(b), the Company shall give notice as provided in Section 5(c).

For purposes of this Note:

“Cash Proceeds” means, with respect to the Rights Offering, any other issuance of debt or equity securities of the Company or any subsidiary, any other issuance or incurrence of any Indebtedness by the Company or any subsidiary, or any Disposition, the cash proceeds received by the Company and its subsidiaries in connection with such transaction (including any cash received in respect of non-cash proceeds, but only as and when received).

“Disposition” means the sale, assignment, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by the Company or any of its subsidiaries, including any sale, assignment, transfer or other disposal, with or without recourse, of any intellectual property or any rights and claims associated therewith. “Dispose of” has a corresponding meaning.

(c)          Notice of Prepayment. The Company shall give written notice of any prepayment of this Note or any portion hereof pursuant to Section 5(a) or Section 5(b) not less than five (5) nor more than sixty (60) days prior to the date fixed for such prepayment. Such notice of prepayment and all other notices to be given to the holder of this Note shall be given by registered or certified mail to the Person in whose name this Note is registered at its address designated on the register maintained by the Company on the date of mailing such notice of prepayment or other notice. Upon notice of prepayment being given as aforesaid, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment.

(d)          Allocation of All Payments. Payments hereunder shall be applied first to unpaid fees and expenses, next to accrued and unpaid interest, and thereafter to the unpaid principal of this Note.

(e)          Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment as herein provided, whether optional or mandatory, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for such purpose, the Company shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein for overdue amounts.

(f)          Surrender of Note; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Company to execute and deliver at the expense of the Company (other than for transfer taxes, if any), upon surrender of this Note, a substitute Note registered in the name of such Person as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date hereof, or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

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6.            Representations and Warranties. The Company hereby represents and warrants that:

(a)          Organization, Qualifications and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation and in good standing in each jurisdiction in which it is required to be so licensed or qualified with respect to the operations of its business, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, assets, results of operations or condition (financial or other) of the Company and its business. The Company has all requisite power and authority to own, operate and lease its assets and to carry on its business as it is now being conducted and to execute and deliver this Note and the Security Documents, and to perform its obligations hereunder and thereunder.

(b)          Authorization of Agreements, Etc. The execution and delivery by the Company of this Note and Security Documents, and the performance by the Company of its respective obligations hereunder and thereunder have been duly authorized by all requisite corporate action.

(c)          Validity. This Note and the Security Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and to general equity principles.

(d)          Non-Contravention. The execution, delivery and performance by the Company of this Note and the Security Documents will not: (i) violate any provision of any law, any order of any court or other agency of government or permits currently in effect to which the Company is subject; (ii) result in a breach of, or constitute a default under, the provisions of any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Company is subject or by which it or any of its assets is bound; or (iii) result in, or require, the creation or imposition of any lien, security interest, mortgage, pledge, charge or encumbrance of any nature whatsoever (each, a “Lien”) with respect to any of the assets of the Company or any of its subsidiaries, except as created pursuant to the Security Documents.

(e)          Governmental Approvals. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of the Security Documents or the issuance, sale and delivery of this Note, except as contemplated by the Security Documents.

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7.            Covenants Relating to the Note. The Company covenants and agrees that so long as the Note shall be outstanding:

(a)          Maintenance of Office. The Company will maintain an office or agency in such place in the United States of America as the Company may designate in writing to the registered holder of this Note, where this Note may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Company in respect of this Note may be served and where this Note may be presented for payment. Until the Company otherwise notifies the holder hereof, said office shall be the principal office of the Company located at 41 Grand Avenue, River Edge, New Jersey 07661.

(b)          Payment of Taxes. The Company will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all material taxes and assessments imposed upon the Company or any of its subsidiaries or upon the income and profits of the Company or any of its subsidiaries, or upon any property, real, personal or mixed, belonging to the Company or any of its subsidiaries, or upon any part thereof by the United States or any State thereof, as well as all material claims for labor, materials and supplies which, if unpaid, would become a Lien upon such property or any part thereof; provided, however, that neither the Company nor any of its subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as both (i) the Company has established adequate reserves for such tax, assessment, charge, levy or claim and (ii) the Company or a subsidiary shall be contesting the validity thereof in good faith by appropriate proceedings.

(c)          Corporate Existence. The Company will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect (i) its corporate existence and the existence of each of its subsidiaries and (ii) the material rights and franchises of the Company and each of its subsidiaries under the laws of the United States or any state thereof, or, in the case of subsidiaries organized and existing outside the United States, under the laws of the applicable jurisdiction; provided, however, that, subject to Section 7(i) below, nothing in this paragraph (c) shall prevent the abandonment or termination of any rights or franchises of the Company, or the liquidation or dissolution of, or a Disposition (whether through merger, consolidation, sale or otherwise) of all or any substantial part of the property and assets of, any subsidiary or the abandonment or termination of the existence, rights and franchises of any subsidiary if such abandonment, termination, liquidation, dissolution or Disposition is, in the good faith business judgment of the Company, in the best interests of the Company and not materially disadvantageous to the holder of this Note.

(d)          Maintenance of Property. The Company will at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition (reasonable wear and tear excepted) all significant properties of the Company and its subsidiaries used in the conduct of the business of the Company and its subsidiaries, and will from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto necessary so that the business of the Company and its subsidiaries may be conducted at all times in the ordinary course consistent with past practice.

(e)          Insurance. The Company will, and will cause each of its subsidiaries to, (i) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers, such other insurance (including without limitation liability insurance) in such amounts as are available at reasonable expense and to the extent believed advisable in good faith business judgment of the Company.

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(f)          Keeping of Books. The Company will at all times keep, and cause each of its subsidiaries to keep, proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

(g)          Transactions with Affiliates. Except for transactions with Lender and its affiliates, the Company shall not enter into, and shall not permit any of its subsidiaries to enter into, any transaction with any of its or any subsidiary’s officers, directors, employees or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, except for normal employment arrangements, benefit programs and employee incentive option programs on reasonable and customary terms.

(h)          Notice of Certain Events. The Company shall, immediately after it becomes aware of the occurrence of (i) any Event of Default (as hereinafter defined) or any event which, upon notice or lapse of time or both, would constitute such an Event of Default, or (ii) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency which could reasonably be expected to materially impair the right of the Company to carry on its business substantially as then conducted, or could reasonably be expected to have a material adverse effect on the properties, assets, financial condition, operating results or business of the Company and its subsidiaries taken as a whole, give notice to the holder of this Note, specifying the nature of such event.

(i)          Consolidation, Merger and Sale. The Company shall not, and shall not permit any of its subsidiaries to, consolidate or merge with or into, or sell or otherwise Dispose of all or any material portion of its property or the property of the Company and its subsidiaries taken as a whole in one or more related transactions to, any other Person or Persons.

(j)          Limitation on Indebtedness and Disqualified Stock. The Company shall not, and shall not permit any of its subsidiaries to, (i) incur or permit to remain outstanding any indebtedness for money borrowed (“Indebtedness”), except (A) the Note, (B) Indebtedness existing on the date of original issuance of this Note (or, if applicable, the earliest predecessor Note) and described in the Company’s public SEC filings prior to such date, and (C) such Indebtedness as may be mutually agreed upon by the Company and the holder of the Note, or (ii) issue any capital stock (“Disqualified Stock”) of the Company or any of its subsidiaries which by its terms, or upon the happening of any event, matures, or is mandatorily redeemable, whether pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to May 4, 2014. The term “Indebtedness” shall not include trade or other payables of or extensions of credit to the Company to or by the Company’s vendors in the ordinary course of business.

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(k)          Restricted Payments. The Company shall not, and shall not permit any of its subsidiaries to: (i) declare or pay any dividends on, or make any other distribution or payment on account of, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of stock of the Company or any option, warrant or other security, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, property or in obligations of the Company or any of its subsidiaries, except for (Y) distributions of shares of the same class of stock pro rata to all holders of shares of a class of stock and (Z) dividends, distributions or payments by any subsidiary to the Company or to any wholly-owned subsidiary of the Company, or (ii) make any payments of principal of, or retire, redeem, purchase or otherwise acquire any Indebtedness other than the Note (such declarations, payments, purchases, redemptions, retirements, acquisitions or distributions being herein called “Restricted Payments”).

(l)          Limitation on Liens. The Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Liens on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except for (i) liens for current taxes not yet due, (ii) landlord’s liens, (iii) purchase money liens, (iv) workman’s, materialman’s, warehouseman’s and similar liens arising by law or statute, and (v) liens in favor of the Noteholder pursuant to the Security Documents.

(m)          Inspection of Property. The Company shall permit the holder hereof to visit and inspect any of the properties of the Company and any subsidiaries and their books and records and to discuss the affairs, finances and accounts of any of such entities with the principal officers of the Company and such subsidiaries and their independent public accountants, all at such reasonable times and as often as such holders may reasonably request.

(n)          Rights Offering. The Company shall undertake an SEC registered rights offering to raise $3 million from its existing common stock shareholders and warrantholders (the “Rights Offering”) on the following terms:

(i)          All existing shareholders and warrantholders of the Company shall be eligible to participate in the Rights Offering pro rata based upon their pro rata equity interest in the Company, calculated on an as converted to common stock, fully-diluted basis (but excluding options).

(ii)         The Rights Offering shall be for the right to purchase up to an aggregate of 5 million new shares of common stock at a price of $0.60/share.

(iii)        The term of all the Company’s existing warrants held by the Lender (the “Lender Warrants”) will be amended to expire on March 10, 2017.

(iv)        During the period when the Rights Offering is open to shareholders and warrantholders, the public warrantholders of the Company holding those warrants issued at the close of the March 2011 rights offering shall have the one-time right, at their option, to exercise such warrants for the discounted exercise price of $0.30/share. Such discount shall not apply to any Lender Warrants.

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(v)         The Noteholder, any other shareholder or warrantholder of the Company or any third party will have the right to oversubscribe for any unsubscribed shares in the Rights Offering. Any party that seeks to subscribe for such shares shall provide the Company with a binding commitment not later than the date of the closing of the Rights Offering. If there are not enough unsubscribed shares to meet the amounts requested by such parties, the unsubscribed shares shall be allocated among them pro rata based on the amounts requested (the “Oversubscription Process”). The closing on the Oversubscription Process shall occur not more than ten (10) business days following the closing of the Rights Offering.

(vi)        The Company shall have obtained shareholder approval, or provided evidence to Lender, which Lender determines in its discretion is sufficient, that such shareholder approval is not required, for the authorized shares of common stock required in connection with the Rights Offering and for the transactions contemplated thereby.

(vii)       The Company shall have obtained board of directors and SEC approval of a registration statement for the issuance of shares of common stock in connection with the Rights Offering.

(viii)      The Lender’s exercise of its basic subscription privilege in the Rights Offering shall be subject to the Company’s satisfaction of its obligations under this clause (n) (other than under subclause (xi) which obligations arise after the closing of the Rights Offering).

(ix)         The Company shall have received all other required approvals and consents.

(x)          The definitive agreements relating to the Rights Offering shall include customary representations and warranties by the Company and customary covenants satisfactory to the Noteholders.

(xi)         The Company shall file with the SEC a registration statement on Form S-1 or another appropriate form in accordance herewith and with the Securities Act of 1933, as amended (except if the Company is then eligible to use Form S-3, such registration statement shall be on Form S-3) covering the resale by the Noteholders of the common stock issued in connection with the Rights Offering (the “Registration Statement”) and shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective within ninety (90) calendar days after the filing date, or within one-hundred and eighty (180) calendar days after the filing date in the event the Registration Statement is reviewed by the SEC. The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective until such time as all the securities have been sold thereunder or the securities may be sold without restriction under applicable securities laws, subject to normal and customary blackout periods. The registration rights specified in this clause (xi) shall be embodied in a registration rights agreement in customary form between the Company and the Noteholders.

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(o)          Fees & Expenses. Without limitation of the last sentence of Section 10, the Company shall pay the Lender in respect of the legal fees and other expenses of the Lender in connection with the issuance of this Note a payment in the amount of $50,000, and in connection with the Rights Offering, a payment of an additional $50,000. Such amounts shall be due and payable in full, in cash, upon the consummation of the Rights Offering or, if earlier, upon the maturity of any principal of this Note (whether at stated maturity, at a date fixed for optional or mandatory prepayment, upon acceleration pursuant to Section 9 or otherwise), and, if then unpaid, shall thereafter constitute additional principal amounts under this Note, bearing interest at the rate provided herein for overdue principal amounts.

8.            Modification by Holders; Waiver. The Company may, with the written consent of the holder of this Note, modify the terms and provisions of this Note or the rights of the holder of this Note or the obligations of the Company hereunder, and the observance by the Company of any term or provision of this Note may be waived with the written consent of the holder. Notwithstanding the foregoing, no amendment, modification, or waiver of any provision of this Note will be valid unless the same is in a writing expressly stating that the intent of such writing is to amend, modify or waive a right under this Note.

Any such modification or waiver shall apply and shall be binding upon each future holder of this Note and upon the Company, whether or not such Note shall have been marked to indicate such modification or waiver, but any substitute Note issued thereafter shall bear a notation referring to any such modification or waiver.

9.            Events of Default. If any one or more of the following events, herein called “Events of Default,” shall occur (for any reason whatsoever, and whether such occurrence shall, on the part of the Company or any of its subsidiaries, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority) and such Event of Default shall be continuing:

(i)          default shall be made in the payment of the principal of this Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or repurchase (including default of any optional or mandatory prepayment in accordance with the requirements of Section 5) or by acceleration or otherwise; or

(ii)         default shall be made in the payment of any installment of interest on this Note according to its terms when and as the same shall become due and payable; or

(iii)        default shall be made in the prompt observance or performance of any covenant, condition or agreement on the part of the Company contained herein in Section 7, and such default shall continue for ten (10) days after written notice thereof; or

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(iv)        default shall be made in the prompt observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, and such default shall continue for ten (10) days after written notice thereof, specifying such default and requesting that the same be remedied; or

(v)         any representation or warranty made by or on behalf of the Company herein or in any Security Document shall prove to have been false or incorrect in any material respect on the date on or as of which made; or

(vi)        default shall be made in the performance of or compliance with any term contained in any fee letter related to the Note, any Security Document or any other document, instrument or agreement (collectively, the “Loan Documents”) delivered by the Company or any subsidiary in order to grant or perfect Liens on any assets thereof as security for all or any of the obligations of the Company under the Loan Documents, or to govern or evidence any such obligations, and such default shall continue for ten (10) days after written notice thereof; or

(vii)       the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any of its subsidiaries in any involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries for any substantial part of any of their property or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days; or

(viii)      the commencement by the Company or any of its subsidiaries of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its subsidiaries for any substantial part of any of their property, or the making by any of them of any general assignment for the benefit of creditors, or the failure of the Company or of any of its subsidiaries on a regular or continuing basis to pay its debts as such debts become due, or the taking of corporate action by the Company or any of its subsidiaries in furtherance of or which might reasonably be expected to result in any of the foregoing; or

(ix)         a default or an event of default as defined in any instrument evidencing or under which the Company or any of its subsidiaries has outstanding at the time any Indebtedness in excess of $100,000 in aggregate principal amount shall occur, and as a result thereof the maturity of any such Indebtedness shall have been, or at the option of the holder thereof could be, accelerated so that the same shall have become or could be declared to be due and payable prior to the date on which the same would otherwise have become due and payable; or

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(x)          final judgment (not reimbursed by insurance policies of the Company or any of its subsidiaries) for the payment of money in excess of $100,000 shall be rendered against the Company or any of its subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

(xi)         any Loan Document shall, at any time, cease to be in full force and effect (other than by reason of a release thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the obligations thereunder or any other termination of such Loan Document in accordance with the terms hereof or thereof) in any material respect, shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by the Company or any subsidiary, or the holder of this Note shall not have or shall cease to have a valid security interest in any collateral purported to be covered thereby, perfected and with the priority contemplated by the Loan Documents;

then any holder may, at its option, by a notice in writing to the Company declare the Note to be, and the Note shall thereupon be and become, immediately due and payable together with interest accrued thereon, without diligence, presentment, demand, protest, notice of acceleration, notice of intent to accelerate or further notice of any kind, all of which are expressly waived by the Company to the extent permitted by law; provided, however, that upon the occurrence of an Event of Default under paragraphs (vii) or (viii) above, the Note shall automatically become due and payable, together with interest accrued thereon, without any further action of the holder.

At any time after any declaration of acceleration has been made as provided in this Section 9, the holder of the Note may, by notice to the Company, rescind such declaration and its consequences with respect to the Note, provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

10.           Suits for Enforcement. In case any one or more of the Events of Default shall happen and be continuing (subject to any applicable cure period expressly set forth herein), the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

In case of any default under this Note, the Company will pay to the holder hereof collection costs and attorneys’ fees, to the extent actually incurred.

11.           Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

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12.           Remedies Not Waived. No course of dealing between the Company and the holder of this Note nor any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of the holder of this Note.

13.           Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

14.           Notices. All notices, requests, demands and other communications required or permitted under this Note shall be in writing (which shall include notice by facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or by facsimile communications equipment, addressed as set forth below:

If to the Lender:

Lambda Investors LLC

Attn: Arthur Amron
c/o Wexford Capital LP

Wexford Plaza
411 West Putnam Avenue

Greenwich, CT 06830
Tel: (203) 862-7012
Fax: (203) 862-7312

If to the Company:

Nephros, Inc.

Attn: Gerald J. Kochanski, Chief Financial Officer

41 Grand Ave.

River Edge, NJ 07661

Tel: (201) 343-5202

Fax: (201) 343-5207

Any party may alter the address to which communications are to be sent by giving the other parties written notice of such change of address in conformity with the provisions providing for the giving of notice.

15.           GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING THE CONFLICTS OF LAWS RULES THEREOF.

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16.           Submission To Jurisdiction; Waivers; WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY, UNCONDITIONALLY AND WITH ADVICE OF COUNSEL:

(a)          submits for itself and its property in any legal action or proceeding relating to this Note and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 7(a) or at such other address of which the holder shall have been notified pursuant thereto;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)          WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING.

17.           Limitation on Interest. It is the intention of the parties hereto that the Company, the Lender and each other holder shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any holder under laws applicable to it, then, in that event, notwithstanding anything to the contrary in this Note or any other Loan Document or any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration that constitutes interest under law applicable to any holder that is contracted for, taken, reserved, charged or received by the holder under this Note or any other Loan Document or agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by the holder on the principal amount of the Note (or, to the extent that the principal amount of the Note shall have been or would thereby be paid in full, refunded by the holder to the Company); and (ii) in the event that the maturity of this Note is accelerated by reason of any Event of Default under this Note or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the holder may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically by the holder as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the holder on the principal amount of the Note (or, to the extent that the principal amount of the Note shall have been or would thereby be paid in full, refunded by the holder to the Company). All sums paid or agreed to be paid to the holder for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the holder, be amortized, prorated, allocated and spread throughout the full term of the Note until payment in full so that the rate or amount of interest on account of the Note does not exceed the maximum amount allowed by such applicable law.

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18.           Entire Agreement. This Note, together with the Security Agreement and the Intellectual Property Security Agreement referred to in Section 1 hereof (collectively, the “Closing Date Documents”), constitute the final agreement between the Company and the Lender. The Closing Date Documents are the complete and exclusive expression of the parties’ agreement on the matters contained in the Closing Date Documents. All prior and contemporaneous negotiations, writings and agreements between the parties and their counsel on the matters contained in the Closing Date Documents are expressly merged into and superseded by the Closing Date Documents. The provisions of the Closing Date Documents may not be explained, supplemented, interpreted or qualified through evidence of trade usage, a prior course of dealings or correspondence between the parties or their counsel, and no such trade usage, prior course of dealings or correspondence shall give rise to any implied covenants or other implied terms. In entering into the Closing Date Documents, neither party has relied upon any statement, representation, warranty, or agreement of the other party or any of its agents or attorneys except for those expressly contained in the Closing Date Documents.

19.           Headings. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

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IN WITNESS WHEREOF, Nephros, Inc. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

NEPHROS, INC.

By:	/s/ John C. Houghton
Name:	John C. Houghton
Title:	President and CEO

Signature Page

Nephros, Inc. - Promissory Note